                                 ALSTON&BIRD LLP
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                           Atlanta, Georgia 30309-3424

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                                 www.alston.com

                                 October 9, 2000

Renal Care Group, Inc.
2100 West End Avenue, Suite 800
Nashville, Tennessee 37203

         Re:      Form S-3 Registration Statement -
                  Resale of Stock on Behalf of Certain Selling Stockholders

Ladies and Gentlemen:

         We have acted as counsel to Renal Care Group, Inc., a Delaware corporation (the "Company"), in connection with the above referenced Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering 262,571 shares (the "Shares") of the Company's common stock, $.01 par value ("Common Stock"), which are being offered for the account of certain selling stockholders specified therein. The Company will not receive any proceeds from the sale of the Shares. The opinion hereinafter set forth is given to the Commission at the request of the Company pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K.

         In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth. The opinions set forth herein are limited to the Law of the State of Delaware.

         Based upon the foregoing it is our opinion that the Shares are legally and validly issued, fully paid and nonassessable.

         This opinion letter is provided to you for your benefit and for the benefit of the Commission solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.

                                            Sincerely,

                                            ALSTON & BIRD LLP


                                            By:  /s/ Steven L. Pottle
                                                -------------------------------
                                                Steven L. Pottle,
                                                a Partner